Exhibit 99.1

NEWS BULLETIN	RE:	INNSUITES HOSPITALITY TRUST
FROM		INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST		1625 E. NORTHERN AVENUE, # 105
NYSE MKT:IHT		Phoenix, Arizona 85020
FISCAL 2015		Phone: 602-944-1500
IBC tops 6,300 hotels; lowers Ontario interest; and expands credit card financing
FOR FURTHER INFORMATION:
Marc Berg, Executive Vice President
602-944-1500
email: mberg@innsuites.com

Phoenix, AZ, August 25, 2014 - InnSuites Hospitality Trust (NYSE MKT:IHT)

InnDependent Boutique Collection (“IBC Hotels”), a division of InnSuites® Hospitality Trust (IHT), re-launches new website and mobile applications with 6,300 independent hotel members in 50 countries with over 585,000 rooms and suites by providing a supplemental global sales, soft branding and reservations organization, InnDependent InnCentives® loyalty program and state-of-the art online and mobile technology that enable guests to book unique, boutique and independent hotels.

On August 22, 2014, Ontario Hospitality Properties Limited Partnership, a subsidiary of the Trust, entered into a $5,700,000 10 year term loan to refinance the 1st mortgage with an interest rate of 4.75% fixed for the first 5 years and variable with a 4.75% floor for the remaining 5 years of the term. The loan is secured by a lien on the Ontario property.

On August 19, 2014, InnSuites Hospitality Trust (NYSE MKT:IHT) (“the Trust”)through one its subsidiaries, entered into a short-term $450,000 credit card advance financing business loan with American Express Bank, FSB. The funds will be used for working capital and to expand IBC.

With the exception of historical information, the matters discussed in this news release may include "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov